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                                                                    Exhibit 23.2

                          Independent Auditors' Consent


     We consent to the use in this Amendment No. 1 to Registration Statement (Registration No. 333-91248) of Prosperity Bancshares, Inc. on Form S-4 of our report dated February 15, 2002 on the consolidated financial statements of Paradigm Bancorporation, Inc., appearing in the proxy statement-prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such proxy statement-prospectus.

/s/ Harper & Pearson Company

Harper & Pearson Company, P.C.
Houston, Texas
July 22, 2002